Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES –OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of The UniMark Group, Inc. (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Commission of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company:

Dated: March 31, 2005	/s/ Jakes Jordaan

Jakes Jordaan
Chief Executive Officer

Dated: March 31, 2005	/s/ David E. Ziegler

David E. Ziegler
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.